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Independent Auditors’ Consent

RepliCel Life Sciences Inc.
Vancouver, Canada

We hereby consent to the incorporation by reference in this Registration Statement of our report dated April 18, 2013, relating to the consolidated financial statements of RepliCel Life Sciences Inc. appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2012. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO Canada LLP

Chartered Accountants

Vancouver, Canada
May 21, 2013

R-220 (4/11)